Exhibit 99.1

RepliGen

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453 Telephone: (781) 250-0111 Telefax: (781) 250-0115

Repligen Acquires Bioprocessing Business of Refine Technology

- Expands Portfolio of Products to Improve Efficiencies in Biologic Drug Manufacturing -

- Company Updates 2014 Financial Guidance -

- Conference Call and Webcast Today at 9:00 a.m. EDT -

WALTHAM, MA – June 3, 2014 – Repligen Corporation (NASDAQ:RGEN) announced today that it has acquired the business of Refine Technology (“Refine”), including Refine’s Alternating Tangential Flow (“ATF”) System, a market-leading device used to significantly increase product yield during the fermentation step of the biologic drug manufacturing process. The acquisition strengthens Repligen’s bioprocessing business by adding a profitable and highly complementary product line while expanding the Company’s direct sales presence worldwide.

Repligen has entered into a definitive agreement effective June 2, 2014 to purchase Refine’s business for a combination of $20.5 million in cash and 215,285 shares of Repligen common stock, for total upfront consideration of approximately $24.5 million. The agreement also includes contingent milestone payments of up to $8.75 million based on defined revenue targets through the year 2016, a capped royalty provision of up to $2.15 million for above-target sales during the same period. The Company expects ATF System sales to add approximately $3.5-4.0 million in revenue for the remainder of the year 2014.

“The Refine purchase is a significant step toward the realization of Repligen’s goal to build a best-in-class bioprocessing company. We continue to execute on this goal by supplementing our organic growth strategy with the acquisition of the market-leading ATF product line used by biopharmaceutical manufacturing customers worldwide,” said Walter C. Herlihy, Ph.D., President and CEO of Repligen. “The significant overlap of Refine’s customer base with our own will support a global buildout of our commercial infrastructure.”

About the ATF System

The ATF System is a filtration device used by many of the world’s largest biopharmaceutical companies and contract manufacturing organizations to improve product yields during the fermentation step of biomanufacturing. By continuously removing waste products from the fermentor, the ATF System routinely increases cell densities to 2- or 3-times the levels achieved by standard batch fermentation. As a result, product yield is increased which improves facility utilization and can reduce the size of a bioreactor required to manufacture a given volume of biologic drug product.

The ATF System is available in a range of sizes from lab scale to commercial manufacturing and is used in the production of several FDA-approved drugs. Repligen plans to develop a single-use, consumable version of the ATF System for customers who are building or employing manufacturing facilities with single-use bioreactors.

Revised 2014 Guidance

As a result of Repligen’s acquisition of the business of Refine, the Company is revising its financial guidance for the year 2014. Total product revenue for 2014 is expected to be $56-$59 million compared to previous guidance of $52-$55 million. This revised estimate reflects 18%-24% annual revenue growth, an increase from previous guidance of 10%-15% growth. Product gross margin for the full year 2014 is expected to be 51%-53% and total operating income for the full year is expected to be $10-$12 million, a decrease from previous guidance of $11-$13 million. This decrease is primarily the result of one-time transaction and inventory related expenses and increased expenses related to the expansion of the Company’s commercial operations. Net income for the full year 2014 is expected to be $8-$10 million. Cash and investments at year end are expected to be $62-$66 million.

Webcast Presentation & Conference Call

Repligen management will discuss this acquisition and other business updates during a webcast and conference call scheduled for today, June 3, 2014 at 9:00 a.m. EDT. The webcast slide presentation will be accessible via the Investor Relations section of Repligen’s website www.repligen.com; see News & Events, Events & Presentations. The live call can be accessed by dialing toll-free (844) 835-7432 for domestic callers or (404) 537-3372 for international callers. Dial-in participants must provide the passcode 54064944. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Replay listeners must provide the passcode 54064944.

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a life sciences company focused on the development, production and commercialization of high-value consumable products used in the process of manufacturing biological drugs. Our bioprocessing products are sold to major life sciences and biopharmaceutical companies worldwide. We are the leading manufacturer of Protein A affinity ligands, a critical component of Protein A media that is used to separate and purify monoclonal antibody therapeutics. Our line of ATF (Alternating Tangential Flow) filtration devices and our growth factor products are used to increase product yield during the fermentation stage of biologic drug manufacturing. In addition, we developed and market an innovative line of “ready-to-use” chromatography columns under our OPUS® brand (Open Platform User Specified) that we deliver pre-packed to our biopharmaceutical customers with their choice of purification media. Repligen’s corporate headquarters are in Waltham, MA (USA) and our manufacturing facilities are located in Waltham, MA and Lund, Sweden.

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that express or implied statements in this press release which are not strictly historical statements, including, without limitation, statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “could” and similar expressions, statements or guidance regarding future financial performance and position, and any other statements regarding the future potential of our business following the acquisition of Refine, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to integrate Refine’s ATF Systems business and personnel and to achieve expected synergies; our ability to develop next-generation ATF Systems); our ability to maintain or expand Refine’s historical sales; customer demand for single-use or disposable bioprocessing products; our ability to accurately forecast the acquisition, related restructuring costs and allocation of the purchase price, goodwill and other intangibles acquisition related and other asset adjustments; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all Food and Drug Administration regulations; our compliance with GMP and other manufacturing standards; our ability to obtain, maintain and protect intellectual property rights for our products; the risk of litigation regarding our intellectual property rights; our volatile stock price; and other risks detailed in Repligen’s annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Corporation

Sondra Newman

Director Investor Relations

(781) 419-1881

snewman@repligen.com

Source: Repligen Corporation

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